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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Hooper Holmes, Inc.

   We consent to the inclusion of our report dated October 8, 1999, with respect to the statement of direct revenue and direct operating expenses of the paramedical exam business of ChoicePoint Inc. (PMI) for the year ended December 31, 1997, which report appears in the Form 8-K/A of Hooper Holmes, Inc. dated January 14, 2000.

                                          /s/ KPMG LLP

Short Hills, New Jersey
January 14, 2000